Exhibit 99.1

Clear Channel Outdoor Reports Second Quarter 2009 Results

San Antonio, Texas August 10, 2009 Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported results for its second quarter June 30, 2009.

The Company reported revenues of $692.1 million in the second quarter of 2009, a 24% decrease from the $914.8 million reported for the second quarter of 2008. Included in the Company’s revenue is a $61.0 million decrease due to movements in foreign exchange; excluding the effects of these movements in foreign exchange, the revenue decline would have been 18%. See reconciliation of revenue excluding effects of foreign exchange to revenue at the end of this press release.

Clear Channel Outdoor’s operating expenses decreased 20% to $513.7 million during the second quarter of 2009 compared to 2008. Included in the Company’s second quarter 2009 expenses is a $51.3 million decrease due to movements in foreign exchange; excluding the effects of these movements in foreign exchange, decline in expenses would have been 12%. See reconciliation of expenses excluding effects of foreign exchange to expenses at the end of this press release. Also included in the Company’s second quarter 2009 operating expenses are approximately $2.8 million of non-cash compensation expense, compared to non-cash compensation expense of $3.8 million in the second quarter of 2008, and approximately $10.1 million of restructuring charges.

Clear Channel Outdoor’s net loss and diluted loss per share were $689.1 million and $1.94, respectively, during the second quarter of 2009. This compares to net income of $80.3 million or $0.23 per diluted share in the second quarter of 2008. The Company’s net loss in the second quarter 2009 was primarily attributable to a reduction in revenues and an $812.4 million impairment charge related to goodwill and permits. See reconciliation of net income and diluted earnings per share at the end of this press release.

The Company’s OIBDAN was $165.7 million in the second quarter of 2009, a 36% decrease from the second quarter of 2008. The Company defines OIBDAN as Operating Income before Depreciation and amortization, Impairment charge, Non-cash compensation expense and Other operating income (expense) – net. See reconciliation of OIBDAN to net income at the end of this press release.

The Company filed its Quarterly Report with the Securities and Exchange Commission (SEC) on Form 10Q earlier today. This Quarterly Report includes further details and discussion of the Company’s second quarter results.

Revenue, Direct Operating and SG&A Expenses, and OIBDAN by Division

(In thousands)	Three Months Ended June 30,		% Change
	2009 Post-merger	2008 Pre-merger
Revenue
Americas	$315,553	$384,978	(18)%
International	376,564	529,830	(29)%

Consolidated revenue	$692,117	$914,808	(24)%

Direct Operating and SG&A Expenses by Division
Americas	$200,153	$221,077
Less: Non-cash compensation expense	(2,028)	(2,763)

	198,125	218,314	(9)%

International	313,498	420,201
Less: Non-cash compensation expense	(613)	(687)

	312,885	419,514	(25)%

Plus: Non-cash compensation expense	2,641	3,450

Consolidated direct operating and SG&A expenses	$513,651	$641,278	(20)%

The Company’s 2009 revenue and direct operating and SG&A expenses decreased approximately $61.0 million and $51.3 million, respectively, from foreign exchange movements during the second quarter of 2009 as compared to the same period of 2008.

OIBDAN
Americas	$117,428	$166,664	(30)%
International	63,679	110,316	(42)%
Corporate	(15,446)	(17,488)

Consolidated OIBDAN	$165,661	$259,492	(36)%

See reconciliation of OIBDAN to net income at the end of this press release.

Impairment Charge

The Company performed an interim impairment test on goodwill and its indefinite-lived intangible assets as of June 30, 2009 as a result of the current global economic downturn and its negative impact on the Company’s business. The interim impairment test resulted in the Company recognizing a non-cash impairment charge of $812.4 million.

Restructuring Program

On January 20, 2009, CC Media Holdings announced that it had commenced a restructuring program targeting a reduction of fixed costs. For the second quarter of 2009, the Company recognized approximately $10.1 million of expenses related to the restructuring program.

Restructuring Expenses

(In millions)	Three Months Ended June 30, 2009	Six Months Ended June 30, 2009

Americas	$3.0	$5.6
International	5.2	8.4
Corporate	1.9	3.0

Total	$10.1	$17.0

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries - Unaudited

(In thousands, except per share data)	Three Months Ended June 30,
	2009 Post-merger	2008 Pre-merger	% Change

Revenue	$692,117	$914,808	(24)%
Direct operating expenses	392,309	490,244	(20)%
Selling, general and administrative expenses	121,342	151,034	(20)%
Corporate expenses	15,653	17,819	(12)%
Depreciation and amortization	114,808	104,764
Impairment charge	812,390	—
Other operating income – net	4,353	6,100

Operating income (loss)	(760,032)	157,047

Interest expense	38,086	37,581
Equity in earnings (loss) of nonconsolidated affiliates	(21,755)	1,666
Other income (expense) – net	(2,612)	(2,249)

Income (loss) before income taxes	(822,485)	118,883
Income tax benefit (expense):
Current	(10,479)	(30,264)
Deferred	143,603	(9,723)

Income tax benefit (expense)	133,124	(39,987)

Consolidated net income (loss)	(689,361)	78,896

Amount attributable to noncontrolling interest	(263)	(1,451)

Net income (loss) attributable to the Company	$(689,098)	$80,347

Diluted net earnings (loss) per share	$(1.94)	$.23

Weighted average shares outstanding – Diluted	355,370	355,746

The information in Table 1 is presented for two periods: post-merger and pre-merger. Clear Channel Communications consummated its merger with a wholly-owned subsidiary of CC Media Holdings, Inc. on July 30, 2008. Purchase accounting adjustments were pushed down to the opening balance sheet of the Company on July 31, 2008 as the merger occurred at the close of business on July 30, 2008 and the results of operations subsequent to this date reflect the impact of t he new basis of accounting. The financial reporting periods are presented as follows:

•

The period from January 1, 2009 through June 30, 2009 includes the post-merger period of the Company, reflecting the purchase accounting adjustments related to the merger that were pushed down to the Company.

•

The period from January 1, 2008 through June 30, 2008 includes the pre-merger period of the Company. The consolidated financial statements for all pre-merger periods were prepared using the historical basis of accounting for the Company. As a result of the merger and the associated preliminary purchase accounting, the consolidated financial statements of the post-merger periods are not comparable to periods preceding the merger.

Supplemental Disclosure Regarding Non-GAAP Financial Information

Operating Income (Loss) before Depreciation and Amortization (D&A), Non-cash Compensation Expense and Other Operating Income - Net (OIBDAN)

The following tables set forth Clear Channel Outdoor’s OIBDAN for the three months ended June 30, 2009 and 2008. The Company defines OIBDAN as consolidated net income adjusted to exclude non-cash compensation expense and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Interest expense; Other operating income – net; D&A, and Impairment charge.

The Company uses OIBDAN, among other things, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and cash flows from operating activities. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. It helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, stock option structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions, which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally France and the United Kingdom, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (i.e. a foreign currency adjustment is made to the 2009 actual foreign revenues and expenses at average 2008 foreign exchange rates) allows for comparison of operations independent of foreign exchange movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including: (i) OIBDAN for each segment to consolidated operating income; (ii) Revenue excluding foreign exchange effects to revenue; (iii) Expense excluding foreign exchange effects to expense and (iv) OIBDAN to net income

(In thousands)	Operating income (loss)	Non-cash compensation expense	Depreciation and amortization	Other operating income – net and Impairment Charge	OIBDAN

Three Months Ended June 30, 2009 (Post-merger)
Americas	$57,540	$2,028	$57,860	$—	$117,428
International	6,118	613	56,948	—	63,679
Corporate	(15,653)	207	—	—	(15,446)
Impairment	(812,390)	—	—	812,390	—
Other operating income – net	4,353	—	—	(4,353)	—

Consolidated	$(760,032)	$2,848	$114,808	$808,037	$165,661

Three Months Ended June 30, 2008 (Pre-merger)
Americas	$114,628	$2,763	$49,273	$—	$166,664
International	54,138	687	55,491	—	110,316
Corporate	(17,819)	331	—	—	(17,488)
Other operating income – net	6,100	—	—	(6,100)	—

Consolidated	$157,047	$3,781	$104,764	$(6,100)	$259,492

Reconciliation of Revenue excluding Foreign Exchange Effects to Revenue

(In thousands)	Three Months Ended June 30,		% Change
	2009 Post-merger	2008 Pre-merger

Revenue	$692,117	$914,808	(24)%
Excluding: Foreign exchange decrease (increase)	60,987	—

Revenue excluding effects of foreign exchange	$753,104	$914,808	(18)%

International revenue	$376,564	$529,830	(29)%
Excluding: Foreign exchange decrease (increase)	58,857	—

International revenue excluding effects of foreign exchange	$435,421	$529,830	(18)%

Reconciliation of Expense (Direct Operating and SG&A Expenses)

Excluding Foreign Exchange Effects to Expense

(In thousands)	Three Months Ended June 30,		% Change
	2009 Post-merger	2008 Pre-merger

Expense	$513,651	$641,278	(20)%
Excluding: Foreign exchange decrease (increase)	51,317	—

Expense excluding effects of foreign exchange	$564,968	$641,278	(12)%

International expense	$313,498	$420,201	(25)%
Excluding: Foreign exchange decrease (increase)	49,642	—

International expense excluding effects of foreign exchange	$363,140	$420,201	(14)%

Reconciliation of OIBDAN excluding Foreign Exchange Effects to OIBDAN

(In thousands)	Three Months Ended June 30,		% Change
	2009 Post-merger	2008 Pre-merger

OIBDAN	$165,661	$259,492	(36)%
Excluding: Foreign exchange decrease (increase)	9,670	—

OIBDAN excluding effects of foreign exchange	$175,331	$259,492	(32)%

Reconciliation of OIBDAN to Net income

(In thousands)	Three Months Ended June 30,		% Change
	2009 Post-merger	2008 Pre-merger
OIBDAN	$165,661	$259,492	(36)%
Non-cash compensation expense	2,848	3,781
Depreciation and amortization	114,808	104,764
Impairment charge	812,390	—
Other operating income – net	4,353	6,100

Operating income (loss)	(760,032)	157,047

Interest expense	38,086	37,581
Equity in earnings (loss) of nonconsolidated affiliates	(21,755)	1,666
Other income (expense) – net	(2,612)	(2,249)

Income (loss) before income taxes	(822,485)	118,883
Income tax benefit (expense):
Current	(10,479)	(30,264)
Deferred	143,603	(9,723)

Income tax benefit (expense)	133,124	(39,987)

Consolidated net income (loss)	(689,361)	78,896

Amount attributable to noncontrolling interest	(263)	(1,451)

Net income (loss) attributable to the Company	$(689,098)	$80,347

About Clear Channel Outdoor Holdings

Clear Channel Outdoor, headquartered in San Antonio, Texas, is a global leader in the outdoor advertising industry providing clients with advertising opportunities through billboards, street furniture displays, transit displays, and other out-of-home advertising displays.

For further information contact: Lisa Dollinger, Chief Communications Officer, (210) 832-3474, or visit the Company’s web site at www.clearchanneloutdoor.com.

Certain statements in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this document include, but are not limited to: changes in business, political and economic conditions in the U.S. and in other countries in which Clear Channel Outdoor currently does business (both general and relative to the advertising industry); fluctuations in interest rates; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; fluctuations in exchange rates and currency values; changes in tax rates; and changes in capital expenditure requirements and access to capital markets. Other unknown or unpredictable factors also could have material adverse effects on Clear Channel Outdoor’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this document may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in Clear Channel Outdoor’s reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of the Company’s second Quarter Report on Form 10-Q for the period ended June 30, 2009 or the Company’s Annual Report on Form 10-K for the period ended December 31, 2008. Except as otherwise stated in this document, Clear Channel Outdoor does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.